UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2004

Atlas America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	333-112653	51-0404430
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

311 Rouser Road, Moon Township, PA		15108
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Item 8.01      Other Events.

         On August 24, 2004, the Company issued a press release announcing that it has increased its natural gas hedged position.

         A copy of the press release is included as an exhibit to this Form 8-K report.

Item 9.01      Financial Statements and Exhibits.

                      (c)    Exhibits

                               99.1      Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATLAS AMERICA, INC.

Dated: August 26, 2004	/s/ Freddie M. Kotek Freddie M. Kotek Executive Vice President and Chief Financial Officer